     As filed with the Securities and Exchange Commission on March 26, 2003
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        CELL ROBOTICS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             COLORADO                                     84-1153295
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        2715 BROADBENT PARKWAY, N.E.                        87107
         ALBUQUERQUE, NEW MEXICO                         (Zip Code)
(Address of principal executive offices)

                            2002 STOCK PURCHASE PLAN
                            (Full title of the plan)

                        Gary Oppedahl, President and CEO
                        Cell Robotics International, Inc.
                          2715 Broadbent Parkway, N.E.
                          Albuquerque, New Mexico 87107
                                 (505) 343-1131
                     (Name and address of agent for service)

                                 WITH A COPY TO:

                                  W. Crews Lott
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 2300
                               Dallas, Texas 75201
                                 (214) 978-3000

                             -----------------------

                                               CALCULATION OF REGISTRATION FEE

===================================== =================== ================== ==================== ==================
       TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
          SECURITIES TO BE               AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
           REGISTERED (1)                 REGISTERED        PER SHARE (2)         PRICE (2)              FEE
===================================== =================== ================== ==================== ==================
Common Stock, $.004 par value         1,000,000 Shares          $.43              $430,000               $35
===================================== =================== ================== ==================== ==================

(1) Shares of common stock of Cell Robotics International, Inc. (the "Company"), $.004 par value per share (the "Common Stock"), being registered hereby relate to shares issuable upon purchase by the Company's employees, directors and consultants pursuant to the Company's 2002 Stock Purchase Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The fee is calculated on the basis of the average of the bid and ask prices per share of Common Stock on the OTC Bulletin Board on March 21, 2003 ($.43), in accordance with Rule 457(c).

================================================================================

                           INCORPORATION BY REFERENCE

         The 1,000,000 shares of Common Stock being registered hereby shall be issued under the 2002 Stock Purchase Plan, which was amended as of March 18, 2003, to increase the number of shares of Common Stock available for issuance under the 2002 Stock Purchase Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 as filed with Securities and Exchange Commission on September 30, 2002, Registration No. 333-100191, are incorporated by reference herein.

ITEM 8.  EXHIBITS

EXHIBIT NO.                   TITLE
-----------                   -----

4.1(1)        Specimen Certificate of Common Stock
4.2(2)        Option Agreement between the Company and Ronald K. Lohrding, Ph.D.
5.1(3)        Legal Opinion of Neuman & Drennen, LLC
23.1(3)       Consent of KPMG LLP
23.2(3)       Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)
24.1(3)       Power of Attorney (included on signature page)
_____________

(1) Incorporated by reference from the Company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 14, 1996.
(2) Incorporated by reference from the Company's Registration Statement on Form SB-2, as filed with the SEC on November 24, 1997, SEC File No. 333-40895.
(3)  Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on March 26, 2003.

                             CELL ROBOTICS INTERNATIONAL, INC.


                             By: /s/ Gary Oppedahl
                                 -----------------------------------------------
                                 Gary Oppedahl
                                 Chief Executive Officer, President and Director


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.


/s/ Gary Oppedahl                                                 March 26, 2003
----------------------------------------------
Gary Oppedahl, Chief Executive Officer,
President and Director


/s/ Paul C. Johnson                                               March 26, 2003
----------------------------------------------
Paul C. Johnson, Chief Financial Officer, Chief
Accounting Officer, Secretary and Director


/s/ Oton Tisch                                                    March 26, 2003
----------------------------------------------
Oton Tisch, Director


/s/ Eutimo Sena                                                   March 26, 2003
----------------------------------------------
Eutimo Sena, Director

                        CELL ROBOTICS INTERNATIONAL, INC.
                                INDEX TO EXHIBITS

EXHIBIT NO.                   TITLE
-----------                   -----

4.1(1)       Specimen Certificate of Common Stock
4.2(2)       Option Agreement between the Company and Ronald K. Lohrding, Ph.D.
5.1(3)       Legal Opinion of Neuman & Drennen, LLC
23.1(3)      Consent of KPMG LLP
23.2(3)      Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)
24.1(3)      Power of Attorney (included on signature page)
_____________

(1) Incorporated by reference from the Company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 14, 1996.
(2) Incorporated by reference from the Company's Registration Statement on Form SB-2, as filed with the SEC on November 24, 1997, SEC File No. 333-40895.
(3)  Filed herewith.